Exhibit 99.1

Transmeridian Exploration Incorporated and Transmeridian Exploration Inc. Extend

Exchange Offer Deadline for 12 Percent Senior Secured Notes Due 2010

HOUSTON, Oct. 29, 2008 (GLOBE NEWSWIRE) — Transmeridian Exploration Incorporated (AMEX:TMY) (“Transmeridian”) and its wholly-owned subsidiary Transmeridian Exploration Inc. (“TMEI”) today announced that they have extended the deadline with respect to their exchange offer regarding TMEI’s 12% Senior Secured Notes due 2010 (the “Existing Notes”) (CUSIP Nos.: 89376NAC2, 89376NAA6, 89376NAB4, U87289AB7). The exchange offer deadline, which was 5:00 p.m., New York City time, on October 28, 2008, will be extended to 5:00 p.m., New York City time, on November 14, 2008, unless further extended.

All other material terms of the exchange offer remain unchanged. Holders who have already properly tendered their Existing Notes do not need to retender.

Transmeridian and TMEI also announced that as of 5:00 p.m. (EDT), October 28, 2008, holders of an aggregate $244,193,000 principal amount of the Existing Notes have tendered their Existing Notes.

This press release is not a solicitation of consents, and is not an offer to sell any new notes (the “New Notes”) to be issued by TMEI in the exchange offer for Existing Notes or an offer to exchange New Notes for Existing Notes, and is not a solicitation of an offer to sell Existing Notes or to exchange Existing Notes for New Notes. The exchange offer and related consent solicitation are being made solely by the Offering Memorandum and Consent Solicitation Statement, dated July 23, 2008, as supplemented, and related documents, which set forth the complete terms of the exchange offer and related consent solicitation. Only holders of Existing Notes who have completed and returned a certification or have otherwise made the representations set forth therein are authorized to receive or review the Offering Memorandum and Consent Solicitation Statement or to participate in the exchange offer and related consent solicitation. The New Notes will not be offered pursuant to an effective registration statement. Therefore, the New Notes may not be offered or sold in the United States absent an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other filings with the SEC. Although Transmeridian believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by Transmeridian or any other person that the objectives and plans of Transmeridian will be achieved.

CONTACT:	Transmeridian Exploration Incorporated Earl W. McNiel, CFO (713) 458-1100 Fax: (713) 781-6593 tmei@tmei.com www.tmei.com 5847 San Felipe, Suite 4300 Houston, Texas 77057

Source: GlobeNewswire (October 29, 2008—10:58 AM EDT)